EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Professional Managers for the year ended February 29, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Professional Managers for the stated period.

/s/ John Buckel John Buckel President, Trust for Professional Managers	/s/ Jennifer Lima Jennifer Lima Treasurer, Trust for Professional Managers
Dated: April 28, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Trust for Professional Managers for purposes of Section 18 of the Securities Exchange Act of 1934.